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Exhibit 10.17

                            THIRD AMENDMENT TO LEASE
                            ------------------------
                            (Extension of Lease Term)

         THIS THIRD AMENDMENT TO LEASE ("Amendment") is executed as of the 13th day of September, 2002, between BAY COLONY CORPORATE CENTER LLC, a Delaware limited liability company ("Landlord") and LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation ("Tenant").

                                    RECITALS
                                    --------

         A. Shorenstein Management, Inc., as Trustee of SRI Two Realty Trust ("SMI"), as landlord, and Tenant, as tenant, entered into a written lease, dated February 13, 1997, pursuant to which Tenant leased from SMI a portion of the fourth (4th) floor of the building located at 950 Winter Street, Waltham, Massachusetts (the "Building"). The lease was amended by (i) a letter agreement, between SMI and Tenant, dated March 28, 1997, which confirmed the commencement date of the lease, (ii) a letter agreement, between Landlord (as successor to SMI) and Tenant, dated January 29, 1999, pursuant to which the address for notices to Landlord under the lease was changed, (iii) a First Amendment to Lease, between Landlord and Tenant, dated June 29, 1999, pursuant to which certain premises on the second (2nd) floor of the Building were substituted for the original premises under the lease and the term of the lease was extended through August 31, 2002 (which is the last day of the thirty-sixth (36th) full calendar month following the substitution of the second (2nd) floor premises for the original premises) and (iv) a Second Amendment to Lease, between Landlord and Tenant, dated December 10, 1999, pursuant to which additional space located on the second (2nd) floor of the Building was added to the lease. The lease, as so amended, is referred to hereinafter as the "Lease." The premises presently covered by the lease are referred to hereinafter as the "Premises." Capitalized terms not otherwise defined herein shall have the meaning given them in the Lease.

         B. Landlord and Tenant presently desire to amend the Lease to provide for the extension of the Lease term, for a portion of the Premises only, for an additional period of four (4) years, commencing on September 1, 2002, and ending on August 31, 2006.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

         1. Extension of Term as to Renewal Premises; Expiration of Lease as to Terminated Premises. Effective as of the date hereof, the Lease term specified in Paragraph 2.b. of the Lease is extended, as to the portion of the Premises outlined on attached Exhibit A (the "Renewal Premises") only, for an additional four (4) year period, commencing on September 1, 2002, and ending on August 31, 2006. The term of the Lease as to the portion of the Premises that is not included in the Renewal Premises (the "Terminated Premises") shall expire on the August 31, 2002 (the "Terminated Premises Expiration Date").

         The parties acknowledge that, effective as of September 1, 2002, the Terminated Premises will be leased by Landlord to Deutsche Financial Services Corporation, a Nevada corporation ("Deutsche"), and that, as of such date, Tenant is subleasing the Terminated Premises from Deutsche pursuant to a written sublease, dated July 18 2002, between Tenant and Deutsche (the "Deutsche/Lionbridge Sublease"). Accordingly, notwithstanding the expiration of the Lease term as to the Terminated Premises and the provisions of Paragraph 20 of the Lease, Tenant shall not be required to vacate and surrender the Terminated Premises to Landlord, but may remain therein after the Terminated Premises Expiration Date in accordance with the provisions of the Deutsche/Lionbridge Sublease.

         2. Replacement of Exhibit A. Effective as of September 1, 2002, (a) the Premises under the Lease shall consist solely of the Renewal Premises and (b) Exhibit A attached hereto shall be substituted for Exhibit A presently attached to the Lease.

         3. Premises As-Is. Tenant shall accept the Renewal Premises in their as-is condition and Landlord shall have no responsibility for performing any improvements or renovations to the Premises as a result of the extension of the Lease term as to the Renewal Premises.

         4. Modification to Rent. To reflect the extension of the Lease term as to the Renewal Premises, effective as of September 1, 2002, the Monthly Rent provided for in Paragraphs 2.c. and 5 of the Lease shall be modified to be Two Thousand Fifty Seven Dollars ($2,057.00) per month.

         5. Modification of Tenant's Share, Base Year, Base Tax Year and Tenant's Electrical Charge. To reflect the extension of the Lease term as to the Renewal Premises, effective as of September 1, 2002, (i) Tenant's Share set forth in Paragraph 2.e. of the Lease shall be .41%, (ii) the Base Year set forth in Paragraph 2.f. of the Lease shall be the 2002 calendar year, (iii) the Base Tax Year set forth in Paragraph


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2.f. of the Lease shall be the fiscal tax year ending June 30, 2002, and (iv)
Tenant's Electrical Charge set forth in Paragraph 2.i. of the Lease shall be Eighty Eight and 83/100 Dollars ($88.83) per month.

         6. Reduction in Security Deposit. Effective as of September 1, 2002, the Security Deposit provided for in Paragraphs 2.d. and 6 of the Lease shall be reduced from Eighteen Thousand Seventy-Eight Dollars ($18,078.00) to Four Thousand One Hundred Fourteen Dollars ($4,114.00). The excess Thirteen Thousand Nine Hundred Sixty Four Dollars ($13,964.00) presently held by Landlord as a part of the Security Deposit shall be refunded by Landlord to Tenant on or before September 30, 2002. Notwithstanding anything to the contrary in this Paragraph 6, the Security Deposit shall not be reduced pursuant to the terms of this Paragraph 6 if an Event of Default (or a breach of any provision of this Lease by Tenant that subsequently matures into an Event of Default) exists as of September 1, 2002.

         7. Brokers. Tenant represents and warrants that it has negotiated this Amendment directly with Shorenstein Realty Services, L.P., and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims by any real estate broker or salesman other than Shorenstein Realty Services, L.P., for a commission, finder's fee or other compensation as a result of Tenant's entering into this Amendment.

         8. Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Amendment on behalf of Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in Massachusetts, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and to perform all Tenant's obligations under the Lease, as amended by this Amendment, and (d) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

         9. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or to amend the Lease, or a reservation of or option for lease or to amend the Lease, and is not effective as a lease amendment or otherwise until execution and delivery by both Landlord and Tenant.

         10. Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this document as of the date and year first above written.

Landlord:                                    Tenant:

BAY COLONY CORPORATE                         LIONBRIDGE TECHNOLOGIES, INC., a
CENTER LLC, a Delaware                       Delaware corporation
limited liability company

By: Shorenstein Realty Services, L.P.        By     /s/ Kevin Bothwell
    a California limited partnership,           ------------------------------
    its manager                              Name    Kevin Bothwell
                                                ------------------------------
    By      /s/ Michael Szollosi             Title   Corporate Buyer
      -------------------------------           ------------------------------
    Its     Vice President
        -----------------------------



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                                    EXHIBIT A
                                    ---------

                           Outline of Renewal Premises


















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                      [DIAGRAM SHOWING "Renewal Premises"]

                                   Bay Colony
                           950 Winter Street - Bldg. 1
                                    Floor 02
                                   Exhibit A